Exhibit 23.2

Data & Consulting Services Division of Schlumberger Technology Corporation

1310 Commerce Drive Park Ridge 1 Pittsburgh, PA 15275-1011 Tel: 412-787-5403 Fax: 412-787-2906
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended 31 December 2008. We further consent to the use of information contained in our reports, as of 31 December 2008, 2007 and 2006, setting forth the estimates of revenues from the Company’s oil and gas reserves in such Annual Report on Form 10-K. We further consent to the incorporation by reference of such Annual Report on Form 10-K into Registration Statement Nos. 333-89204, 333-92196 and 333-152898 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-113617, 333-116180 and 333-134430 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
By:	/s/ Charles Boyer
Charles M. Boyer II, P.G., C.P.G., C.C.G.
Operations Manager, Pittsburgh Consulting Services

March 2, 2009